200 Connell Drive
Berkeley Heights, NJ  07922

Genta Incorporated Announces First Quarter 2010 Financial Results

BERKELEY HEIGHTS, NJ – May 13, 2010 – Genta Incorporated (OTCBB: GETA.OB) today announced financial results for the quarter ended March 31, 2010.  Corporate highlights for the quarter included:

•	Closed financing of convertible debt and warrants

•	Initiated confirmatory Phase 2b trial of tesetaxel in 2nd-line gastric cancer

•	Initiated new clinical trial of tesetaxel using weekly dosing schedule

•	Survival followup continued in AGENDA Phase 3 trial of Genasense® in advanced melanoma; completion expected Q1 2011

•	Multiple abstracts accepted for ASCO presentations June 2010

Financial Results

The net loss for the quarter ended March 31, 2010 was $(166.6) million, or $(0.76) per share, compared with a net loss of $(11.1) million, or $(0.64) per share, for the first quarter of 2009.  At March 31, 2010, Genta had cash and cash equivalents totaling $19.6 million compared with $1.2 million at December 31, 2009.  Net cash used in operating activities through March 31, 2010 was $2.3 million.

As previously reported, in March 2010, the Company closed on a financing, whereby it issued $25 million of units consisting of $20 million of various senior unsecured convertible notes, $5 million of senior secured convertible notes and warrants to purchase additional senior unsecured convertible notes of $10.0 million.  The Company had direct access to $20 million of the proceeds, and the remaining $5 million of the proceeds were placed in a blocked account as collateral security for the $5 million of secured notes. Also in March 2010, three investors who had participated in our April 2009 financing, exercised their rights to acquire convertible notes of $0.9 million. There was an insufficient number of authorized shares of common stock in order to permit conversion of all of the notes and warrants associated with these transactions. Accordingly, the conversion obligation for the notes and warrants were classified as liabilities and measured at fair value on the balance sheet, resulting in a total non-cash expense of $153.8 million for the first quarter of 2010.  The conversion feature liabilities and the warrant liabilities will be accounted for using mark-to-market accounting at each future reporting date until all the criteria for permanent equity have been met.  The Company has filed a proxy with the Securities and Exchange Commission that seeks authorization from Genta’s stockholders to authorize the Board of Directors to effect a reverse stock split that would among other effects provide sufficient equity to meet the permanent equity criteria.

Conference Call and Webcast

Genta management will host a conference call and live audio webcast to discuss financial results and recent corporate activities at 8:00 am ET.  Participants can access the live call by dialing (877) 634-8606 (U.S. and Canada) or (973) 200-3973 (International). The access code for the live call is Genta Incorporated. The call will also be webcast live at http//:www.genta.com/investorrelation/events.html.  For investors unable to participate in the live call, a replay will be available approximately two hours after the completion of the call, and will be archived for 30 days. Access numbers for this replay are: (800) 642-1687 (U.S. and Canada) and (706) 645-9291 (International); conference ID number is: 73085069.

About Genta

Genta Incorporated is a biopharmaceutical company with a diversified product portfolio that is focused on delivering innovative products for the treatment of patients with cancer.  Two major programs anchor the Company’s research platform: DNA/RNA-based Medicines and Small Molecules. Genasense® (oblimersen sodium) Injection is the Company's lead compound from its DNA/RNA Medicines program.  Genasense® is being developed as an agent that may enhance the effectiveness of anticancer therapy.  The Company is currently collecting long-term followup data on durable response and overall survival from the recently completed randomized Phase 3 study of Genasense® in patients with advanced melanoma (the AGENDA trial).  The Company is also developing tesetaxel, a novel, orally absorbed, semi-synthetic taxane that is in the same class of drugs as paclitaxel and docetaxel.  Genta has initiated a broad clinical program to evaluate the safety and efficacy of tesetaxel in patients with solid tumors.  In the U.S., Genta is exclusively marketing Ganite® (gallium nitrate injection), which is indicated for treatment of symptomatic patients with cancer-related hypercalcemia that is resistant to hydration.  The Company has developed proprietary oral formulations of the active ingredient in Ganite® that are being evaluated as potential treatments for diseases associated with accelerated bone loss.  Ganite® and Genasense® are available on a “named-patient” basis in countries outside the United States.  For more information about Genta, please visit our website at: www.genta.com.

Safe Harbor

This press release may contain forward-looking statements with respect to business conducted by Genta Incorporated. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future.  Such forward-looking statements include those that express plan, anticipation, intent, contingency, goals, targets, or future developments and/or otherwise are not statements of historical fact.  The words “potentially”, “anticipate”, “could”, “calls for”, and similar expressions also identify forward-looking statements.  The Company does not undertake to update any forward-looking statements.  Factors that could affect actual results include, without limitation, risks associated with:

•	the Company’s ability to obtain necessary regulatory approval for its product candidates from regulatory agencies, such as the U.S. Food and Drug Administration and the European Medicines Agency;
•	the safety and efficacy of the Company’s products or product candidates;
•	the commencement and completion of any clinical trials;
•	the Company’s assessment of its clinical trials;
•	the Company’s ability to develop, manufacture, license, or sell its products or product candidates;
•	the Company’s ability to enter into and successfully execute any license and collaborative agreements;
•	the adequacy of the Company’s capital resources and cash flow projections, or the Company’s ability to obtain sufficient financing to maintain the Company’s planned operations;
•	the adequacy of the Company’s patents and proprietary rights;
•	the impact of litigation that has been brought against the Company; and
•	the other risks described under Certain Risks and Uncertainties Related to the Company’s Business, as contained in the Company’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

There are a number of factors that could cause actual results and developments to differ materially.  For a discussion of those risks and uncertainties, please see the Company's Annual Report on Form 10-K for 2009 and its most recent quarterly report on Form 10-Q.

SOURCE: Genta Incorporated

CONTACT:
Genta Investor Relations
info@genta.com

Genta Incorporated
Selected Condensed Consolidated Statement of Operations Data
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31
	2010	2009

Product sales - net	$34	$62
Cost of goods sold	12	-
Gross margin	22	62

Operating expenses:
Research and development	2,443	2,298
Selling, general and administrative	3,773	2,172
Total operating expenses	6,216	4,470

Amortization of deferred financing costs and debt discount	(6,092)	(6,287)
Fair value - conversion feature liability	(97,297)	-
Fair value - warrant liability	(56,526)	-
All other income/(expense), net	(509)	(372)
Net loss	$(166,618)	$(11,067)

Net loss per basic and diluted share	$(0.76)	$(0.64)

Shares used in computing basic and diluted net loss per share	218,059	17,299

Selected Condensed Consolidated Balance Sheet Data

	March 31
	2009	December 31
	Unaudited	2009

Cash and cash equivalents	$19,573	$1,216
Working capital/(deficiency)	14,043	(5,358)
Total assets	30,892	12,229
Total stockholders' deficit	(158,026)	(2,862)